Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 Nos. 333-175889, 333-190178, 333-197916, and 333-212871) pertaining to the 2011 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(2) Registration Statements (Form S-8 Nos. 333-199837, and 333-216067) pertaining to the Inducement Plan of Neurocrine Biosciences, Inc.,

(3) Registration Statements (Form S-8 Nos. 333-205933 and 333-223020) pertaining to the 2011 Equity Incentive Plan and Inducement Plan of Neurocrine Biosciences, Inc.,

(4) Registration Statements (Form S-8 No. 333-226971) pertaining to the 2011 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.,

(5) Registration Statements (Form S-8 No. 333-234501) pertaining to the 2011 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(6) Registration Statements (Form S-8 No. 333-240301) pertaining to the 2020 Equity Incentive Plan of Neurocrine Biosciences, Inc., and

(7) Registration Statements (Form S-8 No. 333-266530) pertaining to the 2020 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.

of our reports dated February 9, 2023 with respect to the consolidated financial statements of Neurocrine Biosciences, Inc., and the effectiveness of internal control over financial reporting of Neurocrine Biosciences, Inc., included in this Annual Report (Form 10-K) of Neurocrine Biosciences, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
San Diego, California
February 9, 2023